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Exhibit 99.1

Contacts:
	Investors:	Robert Jones (212) 351-7032 robert.jones@monsterworldwide.com
	Media:	David Rosa (212) 351-7067 david.rosa@monsterworldwide.com

Monster Worldwide Reports Third Quarter 2003 Results

2003 Third Quarter Highlights

•
Diluted EPS from Continuing Operations of $0.11 on Total Revenue of $173.7 Million

•
Monster® Division's Operating Margin Expands to 20.7% as Revenue Increases Sequentially and Year Over Year to $106.5 Million

•
Monster Division's Deferred Revenue Reaches $121.5 Million

•
Operating Cash Flow from Continuing Operations of $16.4 Million

•
Net Cash Position at $111.8 Million

New York, October 28, 2003—Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of the leading global online careers property, Monster®, and the world's largest Yellow Pages and Recruitment Advertising agency network, today reported income from continuing operations of $12.9 million and diluted earnings per share from continuing operations of $0.11 for the quarter ended September 30, 2003. Financial results for prior periods have been reclassified to reflect the previously announced termination of the Monster division's joint venture in Australia and New Zealand as discontinued operations.

        Monster Worldwide's total revenue for the third quarter of 2003 was $173.7 million, with the Monster division contributing $106.5 million, an increase over the $102.6 million generated in both the previous quarter and prior year period. At September 30, 2003, the Monster division's deferred revenue increased to $121.5 million, compared with $103.9 million for the prior year period and $116.3 million for the second quarter of 2003.

        For the third quarter of 2002, total revenue was $178.9 million, earnings per share from continuing operations was $0.16, and non-GAAP income from continuing operations was $0.18 per diluted share. Detailed quarter versus quarter comparative results for Monster Worldwide by business segment and a reconciliation of all non-GAAP financial information to GAAP financial information in this release are presented in the "Financial Tables" and the "Supplemental Data" sections below.

        "Continued execution of Monster Worldwide's focused business strategy delivered solid 2003 third quarter financial results," said Andrew J. McKelvey, Chairman and Chief Executive Officer of Monster Worldwide. "Our Monster division continues to post improving results, highlighted by year-over-year and sequential increases in revenue and deferred revenue. Our initiatives in new vertical markets contributed to the increased revenue during the quarter. Revenue also benefited from the inclusion of $1.7 million from QuickHire, a recent acquisition in the government solutions market."

        "We have maintained our focus on tight cost controls which, combined with increased revenue, allowed us to expand our operating margin and increase earnings per share sequentially. Additionally, we generated $16.4 million in operating cash flow from continuing operations and ended the quarter with $111.8 million in net cash." Mr. McKelvey concluded, "We are encouraged by the slight improvement in the employment market during the quarter and we are firmly committed to strengthening our leadership position in online recruiting."

Nine Month Results

        Monster Worldwide reported total revenue of $508.9 million for the nine months ended September 30, 2003, compared to $536.1 million in the comparable prior year period. On a GAAP basis, which includes business reorganization costs and costs associated with the spin-off of the Company's eResourcing and Executive Search businesses, the loss from continuing operations totaled $5.2 million or $0.05 per share, and income from continuing operations on a non-GAAP basis was $33.3 million or $0.29 per share. The net loss per share on a GAAP basis, which includes discontinued operations, was $0.84 for the nine months ended September 30, 2003.

        On March 31, 2003, Monster Worldwide completed the spin-off of its eResourcing and Executive Search business units as a new publicly traded company known as Hudson Highland Group, Inc. (NASDAQ: HHGP). In addition the Company's Monster division terminated its joint venture arrangement in Australia and New Zealand in August 2003. As a result, the "Financial Tables" below present the financial results of Hudson Highland Group, Inc. and the disposition of the terminated joint venture as discontinued operations for all periods presented. Monster Worldwide's 2003 financial results reflect the continuing operations of the Company's Monster, Advertising & Communications, and Directional Marketing business segments. Prior periods are presented on a comparative basis.

        Non-GAAP operating income, operating margin, income from continuing operations, diluted earnings per share from continuing operations and adjusted EBITDA reflect adjustments made to exclude business reorganization, spin-off and other special charges, merger and integration costs, and the tax benefits thereon. Non-GAAP income from continuing operations and diluted earnings per share from continuing operations for the nine months ended September 30, 2002 also exclude the after-tax cumulative effect of an accounting change of $428.4 million, which resulted from the implementation of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. The Company defines net cash as cash and cash equivalents, less total debt. All non-GAAP financial information in this release is reconciled in the "Financial Tables" and "Supplemental Data" sections below.

Balance Sheet Highlights

        Monster Worldwide ended the third quarter of 2003 with a strong and liquid balance sheet. Cash as of September 30, 2003 was $118.1 million, compared to $118.8 million as of June 30, 2003. Net cash as of September 30, 2003, rose to $111.8 million, from $99.9 million in the prior quarter. In the third quarter of 2003, operating cash provided by continuing operations was $16.4 million and capital expenditures were $6.4 million. Day's sales outstanding remained flat with the second quarter of 2003 at 71days, compared to 64 days at September 2002. Additional cash flow information is presented in the "Supplemental Data" section below.

About Monster Worldwide

        Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, the world's largest Yellow Pages and Recruitment Advertising agency network. Monster Worldwide's clients include more than 90 of the FORTUNE 100 and approximately 490 of the FORTUNE 500 companies. Monster Worldwide (NASDAQ: MNST) is headquartered in New York with approximately 4,500 employees in 19 countries, and is a member of the S&P 500 Index.

        Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 53.4 million visits during the month of September 2003, according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Canada, the Netherlands, Belgium, Singapore, Hong Kong, France, Scotland, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, and Finland. Monster is the official online career management services sponsor of the 2004 U.S. Olympic Team. More information about Monster is available at www.monster.com or by calling 1-800-MONSTER.

        Condensed consolidated statements of operations for the three and nine months ending September 30, 2003 and 2002, and condensed consolidated balance sheets as of September 30, 2003, June 30, 2003 and December 31, 2002 for Monster Worldwide, Inc. follow. For an investor kit, please contact Robert Jones at (212) 351-7032 or visit www.monsterworldwide.com.

        Third quarter 2003 results will be discussed on Monster Worldwide's quarterly conference call taking place on October 29, 2003. To join the conference call, please dial in on 1-800-616-7812 at 9:50 AM EDT. For those outside the United States, please call in on 1-212-346-7494. The call will begin promptly at 10:00 AM EDT. Individuals can also access Monster Worldwide's quarterly conference call online through the investor information section of the Company's website at www.monsterworldwide.com. Interactive Metrics for Monster Worldwide and Monster are available at www.monsterworldwide.com or www.monster.com.

Financial Tables Follow

Supplemental Data

        Quarter versus quarter comparative results for Monster Worldwide are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	Q3'03	Q3'02
Total revenue	$173,650	$178,891
Operating income	$20,185	$25,651
Operating margin	11.6%	14.3%
Non-GAAP operating income	*	$27,841
Non-GAAP operating margin	*	15.6%
Income from continuing operations	$12,884	$17,965
Non-GAAP income from continuing operations	*	$19,735
Net income	$12,223	$14,003
Income per diluted share from continuing operations	$0.11	$0.16
Non-GAAP earnings per diluted share from continuing operations	*	$0.18
Net income per diluted share	$0.11	$0.12
EBITDA	$27,235	31,177
Adjusted EBITDA	$27,896	$37,329

*
The Company did not incur merger, integration, business reorganization and other special charges in the quarter ended September 30, 2003. Therefore, results are stated on a GAAP basis only.

        The following tables include quarter versus quarter comparative results for Monster Worldwide's revenue, operating income (loss), operating margin by operating segment and percentage of Interactive revenue. Comparable non-GAAP measures have also been provided for the 2002 period (dollar amounts in thousands).

	For The Three Months Ended September 30, 2003
Segment Data	Monster	Advertising & Communications	Directional Marketing	Total
Revenue	$106,519	$33,740	$33,391	$173,650

Operating Income (Loss)	21,998	(4,467)	2,654	20,185

Operating Margin	20.7%	(13.2)%	7.9%	11.6%

% Interactive revenue	100.0%	25.0%	15.0%	69.1%

	For The Three Months Ended September 30, 2002
Segment Data	Monster	Advertising & Communications	Directional Marketing	Total
Revenue	$102,588	$42,166	$34,137	$178,891

Operating Income	13,569	1,802	10,280	25,651
Add back:
Business reorganization, spin-off and other special charges	1,535	92	563	2,190

Non-GAAP Operating Income	15,104	1,894	10,843	27,841

Non-GAAP Operating Margin	14.7%	4.5%	31.8%	15.6%
% Interactive revenue	100.0%	18.0%	14.3%	64.3%

	For The Three Months Ended September 30, 2003 compared with 2002
Comparative Segment Data	Monster	Advertising & Communications	Directional Marketing	Total
Change in:
Revenue	$3,931	$(8,426)	$(746)	$(5,241)
Operating Income (Loss)	8,429	(6,269)	(7,626)	(5,466)
Non-GAAP Operating Income (Loss) **	6,894	(6,361)	(8,189)	(7,656)
% Change:
Revenue	3.8%	(20.0)%	(2.2)%	(2.9)%
Non-GAAP Operating Income (Loss) **	45.6%	(335.9)%	(75.5)%	(27.5)%

**
Compared to 2003 GAAP results

Cash Data:

Cash at June 30, 2003	$118,772

Cash payments for integration and business reorganization costs, including liabilities to HHGP	(13,992)
Cash provided by all other operating activities of continuing operations	30,367
Cash used in operating activities of discontinued operations	(3,091)

Cash provided by operating activities	13,284

Cash payments for capital expenditures	(6,437)
Cash paid for purchases of businesses and intangibles, net	(2,801)
Cash used in investing activities of discontinued operations	(32)
Cash used in investing activities	(9,270)

Net repayment on long-term debt	(14,914)
Cash received from the exercise of employee stock options	10,062

Cash used in financing activities	(4,852)

Effects of exchange rates on cash	181

Cash at September 30, 2003	$118,115

        Nine-month comparative results for Monster Worldwide are as follows (dollars in thousands, except per share amounts):

Operating Highlights	9M '03	9M '02
Revenue	$508,862	$536,149
Operating income	$5,412	$18,880
Operating margin	1.1%	3.5%
Income (loss) from continuing operations	$(5,249)	$5,394
Non-GAAP income from continuing operations	$33,327	$60,120
Net loss	$(93,996)	$(483,797)
Income (loss) per diluted share from continuing operations	$(0.05)	$0.05
Non-GAAP earnings per diluted share from continuing operations	$0.29	$0.53
Net loss per share	$(0.84)	$(4.28)
EBITDA	$(63,102)	$(442,297)
Adjusted EBITDA	$73,567	$114,712

        Special Note:    Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30,
(in thousands, except per share amounts)
(unaudited)

	2003	2002
Revenue:
Monster	$314,988	$314,752
Advertising & Communications	103,094	128,722
Directional Marketing	90,780	92,675

Total revenue	508,862	536,149

Operating expenses:
Salaries and related	236,765	234,262
Office and general	120,041	117,054
Marketing and promotion	96,907	96,272
Merger and integration	—	4,692
Business reorganization, spin-off and other special charges	47,922	63,126
Amortization of intangibles	1,815	1,863

Total operating expenses	503,450	517,269

Operating income	5,412	18,880
Interest and other, net	(834)	486

Income from continuing operations before income taxes and accounting change	4,578	19,366
Income taxes	9,827	13,972

Income (loss) from continuing operations before accounting change	(5,249)	5,394
Loss from discontinued operations, net of tax	(88,747)	(60,817)

Loss before accounting change	(93,996)	(55,423)
Cumulative effect of accounting change, net of $20,000 tax benefit	—	(428,374)

Net loss	$(93,996)	$(483,797)

Basic earnings (loss) per share:
Income (loss) from continuing operations poer share before accounting change	$(0.05)	$0.05
Loss from discontinued operations per share, net of tax	(0.79)	(0.55)
Cumulative effect of accounting change per share, net of tax benefit	—	(3.85)

Basic earnings (loss) per share	$(0.84)	$(4.35)

Diluted earnings (loss) per share:
Income (loss) from continuing operations per share before accounting change	$(0.05)	$0.05
Loss from discontinued operations per share, net of tax	(0.79)	(0.54)
Cumulative effect of accounting change per share, net of tax benefit	—	(3.79)

Diluted earnings (loss) per share	$(0.84)	$(4.28)

Weighted average shares outstanding:
Basic	111,887	111,367

Diluted	111,887	113,103

MONSTER WORLDWIDE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30,
(in thousands, except per share amounts)
(unaudited)

	2003	2002
Reconciliation of income (loss) from continuing operations to non-GAAP income from continuing operations:
Income (loss) from continuing operations before accounting change	$(5,249)	$5,394
Merger, integration, business reorganization, spin off and other special charges	47,922	67,818
Tax benefit on merger, integration, business reorganization, spin-off and other special charges	(9,346)	(13,092)

Non-GAAP income from continuing operations*	$33,327	$60,120

Non-GAAP diluted income from continuing operations per share*
Income (loss) from continuing operations per share before accounting change	$(0.05)	$0.05
Merger, integration, business reorganization, spin off and other special charges per share	0.42	0.60
Tax benefit per share on merger, integration, business reorganization, spin-off and other special charges	(0.08)	(0.12)

Non-GAAP income from continuing operations per share*	$0.29	$0.53

Weighted average diluted shares outstanding used in calculating Non-GAAP income from continuing operations per share	113,756	113,103

Adjusted EBITDA*:
Net loss	$(93,996)	$(483,797)
Interest (income) expense, net	724	(365)
Income taxes	9,827	13,972
Depreciation and amortization	20,343	27,893

EBITDA	(63,102)	(442,297)
Add back:
Loss from discontinued operations, net of tax	88,747	60,817
Cumulative affect of accounting change, net of tax benefit	—	428,374
Merger, integration, business reorganization, spin-off and other special charges	47,922	67,818

Adjusted EBITDA *	$73,567	$114,712

*
The company believes that certain non-GAAP financial measures, including non-GAAP income from continuing operations, non-GAAP income from continuing operations per share EBITDA and adjusted EBITDA are helpful when presented in conjunction with the comparable GAAP measures. Historically, the Company has grown rapidly, both organically and through acquisitions. As a result of this growth, the Company has incurred charges to integrate, restructure and reorganize both existing and acquired businesses. The Company presents non-GAAP income from continuing operations and non-GAAP income from continuing operations per share, which eliminates the effects of merger, integration, business reorganization, spin off and other special charges, net of the tax benefits thereon, to facilitate internal comparisons to the Company's historical GAAP results. Adjusted EBITDA excludes the effects of merger, integration, business reorganization and other special charges, losses from discontinued operations and the cumulative effect of accounting change. Adjusted EBITDA is one of the measures that determines the Company's ability to borrow under its $100 million credit facility. If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender may terminate the agreement, requiring the Company to repay any outstanding amount. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of our profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA, as presented above, are non-GAAP financial measures and may not be comparable with similarly titled measures reported by other companies. Each of these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, income from continuing operations, net income, cash flow from operating activities or other measures of financial performance prepared in accordance with generally accepted accounting principles.

MONSTER WORLDWIDE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30,
(in thousands, except per share amounts)
(unaudited)

	2003	2002
Revenue:
Monster	$106,519	$102,588
Advertising & Communications	33,740	42,166
Directional Marketing	33,391	34,137

Total revenue	173,650	178,891

Operating expenses:
Salaries and related	82,620	77,453
Office and general	39,810	35,762
Marketing and promotion	30,432	37,271
Business reorganization and other special charges	—	2,190
Amortization of intangibles	603	564

Total operating expenses	153,465	153,240

Operating income	20,185	25,651
Interest and other, net	36	347

Income from continuing operations before income taxes	20,221	25,998
Income taxes	7,337	8,033

Income from continuing operations	12,884	17,965
Loss from discontinued operations, net of tax	(661)	(3,962)

Net income	$12,223	$14,003

Basic earnings per share:
Income from continuing operations per share	$0.11	$0.16
Loss from discontinued operations per share, net of tax	—	(0.03)

Basic earnings per share	$0.11	$0.13

Diluted earnings per share:
Income from continuing operations per share	$0.11	$0.16
Loss from discontinued operations per share, net of tax	—	(0.04)

Diluted earnings per share	$0.11	$0.12

Weighted average shares outstanding:
Basic	112,342	111,519

Diluted	115,249	112,076

MONSTER WORLDWIDE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30,
(in thousands, except per share amounts)
(unaudited)

	2003	20002
Reconciliation of income from continuing operations to non-GAAP income from continuing operations:
Income from continuing operations	$12,884	$17,965
Business reorganization and other special charges	—	2,190
Tax benefit on business reorganization and other special charges	—	(420)

Non-GAAP income from continuing operations*	N/A**	$19,735

Non-GAAP diluted income from continuing operations per share:*
Income from continuing operations per share	0.11	0.16
Business reorganization and other special charges per share	—	0.02
Tax benefit per share on business reorganization and other special charges	—	—

Non-GAAP diluted income from continuing operations per share*	N/A**	$0.18

Adjusted EBITDA*:
Net income	$12,223	$14,003
Interest (income) expense, net	356	(309)
Income taxes	7,337	8,033
Depreciation and amortization	7,319	9,450

EBITDA	27,235	31,177
Add back:
Loss from discontinued operations, net of tax	661	3,962
Cumulative affect of accounting change, net of tax benefit	—	—
Business reorganization and other special charges	—	2,190

Adjusted EBITDA*	$27,896	$37,329

*
The company believes that certain non-GAAP financial measures, including non-GAAP income from continuing operations, non-GAAP income from continuing operations per share EBITDA and adjusted EBITDA are helpful when presented in conjunction with the comparable GAAP measures. Historically, the Company has grown rapidly, both organically and through acquisitions. As a result of this growth, the Company has incurred charges to integrate, restructure and reorganize both existing and acquired businesses. The Company presents non-GAAP income from continuing operations and non-GAAP income from continuing operations per share, which eliminates the effects of merger, integration, business reorganization and other special charges, net of the tax benefits thereon, to facilitate internal comparisons to the Company's historical GAAP results. Adjusted EBITDA excludes the effects of merger, integration, business reorganization and other special charges, losses from discontinued operations and the cumulative effect of accounting change. Adjusted EBITDA is one of the measures that determines the Company's ability to borrow under its $100 million credit facility. If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender may terminate the agreement, requiring the Company to repay any outstanding amount. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of our profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA, as presented above, are non-GAAP financial measures and may not be comparable with similarly titled measures reported by other companies. Each of these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, income from continuing operations, net income, cash flow from operating activities or other measures of financial performance prepared in accordance with generally accepted accounting principles.

**
Not applicable

MONSTER WORLDWIDE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2003	June 30, 2003	December 31, 2002
Assets:
Cash and cash equivalents	$118,115	$118,772	$165,648
Accounts receivable, net	343,900	314,933	306,773
Property and equipment, net	87,420	86,164	123,502
Intangibles, net	423,279	415,773	386,704
Other assets	85,653	98,831	132,858
Total assets of discontinued operations	—	1,312	515,310

Total Assets	$1,058,367	$1,035,785	$1,630,795

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$425,868	$407,383	$425,567
Accrued integration and restructuring	7,373	7,548	12,355
Accrued business reorganization and spin-off costs	39,322	48,372	60,000
Deferred revenue	144,024	138,329	149,366
Other liabilities	6,591	3,399	9,219
Debt	6,305	18,831	5,631
Total liabilities of discontinued operations	—	12,087	155,218

Total Liabilities	629,483	635,949	817,356
Stockholders' Equity	428,884	399,836	813,439

Total Liabilities and Stockholders' Equity	$1,058,367	$1,035,785	$1,630,795

Net Cash Reconciliation:
Cash and cash equivalents	$118,115	$118,772	$165,648
Less: Debt	6,305	18,831	5,631

Net Cash	$111,810	$99,941	$160,017

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  Exhibit 99.1
Monster Worldwide Reports Third Quarter 2003 Results
Cash Data
MONSTER WORLDWIDE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Nine Months Ended September 30, (in thousands, except per share amounts) (unaudited)
MONSTER WORLDWIDE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Nine Months Ended September 30, (in thousands, except per share amounts) (unaudited)
MONSTER WORLDWIDE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended September 30, (in thousands, except per share amounts) (unaudited)
MONSTER WORLDWIDE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended September 30, (in thousands, except per share amounts) (unaudited)
MONSTER WORLDWIDE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)